Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Skins Inc. (the “Company”) on Form 10-Q for the quarter ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark Klein
Name: Mark Klein Title: Chief Executive Office, President and Director (Principal Executive Officer) Date: May 20, 2008

/s/ Deborah A. Gargiulo
Name: Deborah A. Gargiulo Title: Chief Financial Officer (Principal Financial and Accounting Officer) Date: May 20, 2008

A signed original of this written statement required by Section 906 has been provided to Skins Inc. and will be retained by Skins Inc. and furnished to the Securities and Exchange Commission or its staff upon request.